THIS CONSULTING AGREEMENT made as of the 31st day of January, 2007 BY AND BETWEEN WOLVERINE EXPLORATION INC., a Nevada, U.S.A. corporation, (hereinafter called the “Master Corporation”) and  TEXADA CONSULTING INC., a British Columbia, Canada corporation, (hereinafter called the “Consultant”)

RECITALS:
A.WHEREAS the Master Corporation is a body corporate duly incorporated pursuant to the laws of the State of Nevada, U.S.A., is validly subsisting and in good standing in its constating jurisdiction, and has an office at or near Vancouver, British Columbia, Canada;

B.AND WHEREAS Consultant has represented to the Master Corporation that it is qualified to provide to the Master Corporation such services as an independent contractor as are hereinafter set forth;

C.AND WHEREAS the Master Corporation wishes to obtain the services of Consultant as an independent contractor for undertaking mining exploration in Labrador and elsewhere in Canada for an open-ended term as set out herein;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and subject to the terms and conditions herein set out, the parties hereto covenant and agree as follows:

ARTICLE I - CONTRACT FOR SERVICES:
CONSULTING, MANAGEMENT AND LABOUR SUPPLY  SERVICES

1.1The Master Corporation hereby engages Consultant, and Consultant hereby accepts the engagement, to provide for the Master Corporation, or at its direction to other corporations or entities in which it has a direct or indirect financial interest (“Affiliate”), to the extent that the Master Corporation reasonably and lawfully directs, consulting, management and labour supply services in the mining exploration industry in Canada (the “Services”), including without limitation the following for the Master Corporation or its Affiliates:

(a)Advise and manage the overall business and organizational policies;
(b)Develop, recommend and implement programs through subordinates;
(c)Advise and approves annual and long term company policies and goals;
(d)Advise and manage company financial, organizational and operational planning activities and growth of the Company, including serving as banking signatories or mandatories;
(e)Advise and establish budgetary and operational objectives;

Page - 1

(f)Monitoring performance relative to established objectives and systematically monitor and evaluate operating results;
(g)Advise and establish operating and capital expenditure budgets to go to the Board of Directors for approval;
(h)Advise and formulate the strategic plans and submits them to the Board of Directors for approval;
(i)Advise and direct consultants and others in matters concerning the exploration, development, production, and promotion of the business;
(j)Promoting positive relations with suppliers, customers, stakeholders and the general public;
(k)Advise and establish fair and appropriate policies for labour supply and human resources management; and
(l)Respond and report to the Board of Directors.

1.2The relationship between the Master Corporation and Consultant is that of independent contractor.

1.3Such Services shall be rendered by Consultant at locations in
(a)British Columbia, Canada, and
(b)elsewhere in Canada, Nevada, U.S.A. or at such other locations as the Master Corporation may reasonably require for itself or an Affiliate and Consultant accept.

1.4The Consultant shall assign or designate at least one competent employee or agent of the Consultant approved upon commencement of this Agreement by the Master Corporation to fulfil the obligations of the Consultant hereunder, which person shall be herein called the “designated person”.  The Consultant hereby designates Bruce E. Costerd as one of the persons to fulfil the terms of this engagement and to provide the Services.

1.5Consultant shall have reasonable discretion as to the manner in and the time within which the Services are performed.

1.6Consultant shall, during the term of this Agreement, provide the Services on a commercially reasonable priority but non-exclusive basis to the Master Corporation and in furtherance of the Master Corporation's commercially reasonable best interests, or for the Affiliate which the Master Corporation directs and the Consultant accepts.

Page - 2

1.7Consultant is at liberty to carry on for its own benefit such other business, management or other engagements, even if in direct or indirect competition to that of the Master Corporation or its Affiliates.

1.8On behalf of the Consultant, the designated person shall devote his time and attention on a non-exclusive basis to the provision of the Services to the Master Corporation during regular business hours in reasonable priority to other commercial obligations of the designated person on behalf of the Consultant.

ARTICLE II - TERM

2.1The Master Corporation hereby engages Consultant for the purposes aforesaid commencing as of 1st day of February, 2007 and such engagement shall continue until termination in accordance with the provisions of this Agreement, subject to any early termination only in any applicable circumstances set out herein or any extension or commutation of this arrangement to which the parties may agree.

2.2The Agreement shall renew automatically on the same terms and conditions, unless amended as herein provided, for successive one (1) year periods after the expiry of the initial term, unless terminated as herein provided.

ARTICLE III - STANDARD OF CONDUCT

3.1Consultant agrees that it shall provide the Services in a manner which is honest, orderly, competent and skillful, shall employ only orderly, competent and skillful individuals with the necessary qualifications, experience and ability to enable it to perform the Services, shall use its commercially reasonable best efforts to promote the interests of the Master Corporation and shall act in accordance with the Master Corporation’s direction respecting its reasonable and lawful policies and procedures as may be in effect from time to time.

3.2Nothing herein contained shall require the Consultant to do or refrain from doing anything which constitutes conduct in contravention of the provisions of any statute or regulation by which it is bound or which would result in Consultant committing a breach of any of the provisions of applicable statutes and regulations.

3.3All of the Services shall be provided only on a best efforts basis.

Page - 3

ARTICLE IV - OFFICE SPACE

4.1Master Corporation shall provide or pay for non-exclusive office space with parking (the “Resources”) to Consultant for use by its employees in providing the Services, including necessary office space and secretarial and support staff.

4.2Consultant will not use any of the Resources provided by Master Corporation for other than the performance of the Services unless Consultant has agreed to pay reasonable rates or rents therefor.

4.3Consultant shall otherwise provide all staff or necessary supplies and equipment to Master Corporation at the cost of Master Corporation.

ARTICLE V - CONSULTANT FEES

5.1For the provision by Consultant of the Services, Master Corporation shall pay a fixed monthly base fee to Consultant as set out below, which fee shall become due and payable on the last day of each and every month of the Term.

5.2Such base fee shall be for provision of the Services only and not in lieu of any finders fees, commissions or professional fees.

5.3Upon the last day of each month during the term commencing with February 28, 2007 (for the month of February 2007) and ending with July 31, 2007, and upon the first day of each month during the term commencing with August 1, 2007 (for the month of August 2007), the Master Corporation shall pay to Consultant, NET OF ANY WITHHOLDING, DEDUCTION, RESERVATION OR OFFSET:

(a)based on ONE HUNDRED TWENTY THOUSAND (USD$120,000) US DOLLARS per annum, a fixed monthly base fee of TEN THOUSAND  (USD$10,000) US DOLLARS per month, which fee shall become due and payable on the last day of each month, and shall pay such amount without deduction, setoff, reservation or withholding,

(b)the accountable advances of CAD$10,000 in total: January 31, CAD$3,000, February 20, CAD$5,000 and March 2, 2007 CAD$2,000,

(c)approved reasonable expense claims submitted in the month, and

Page - 4

(d)any applicable taxes, rates or duties which Consultant is obliged to charge from time to time.

5.4Interest on unpaid accounts for fees and expenses shall be charged at the annual rate of 12 per cent or such other rate as is mutually agreed upon from time to time.  In lieu of monthly payments, at the request of the Master Corporation and with the consent of the Consultant, such payments may be made in advance.
(a)a fixed amount for principals of the Manager as agreed from time to time;
(b)115% of labour supply; and
(c)115% of approved space and supplies and equipment charges, excluding furniture and equipment provided under separate lease and set out on separate schedules therefor.

5.5Subject to the other provisions of this Agreement, on each successive anniversary of this Agreement, the parties shall fix the annual contract fees for the next ensuing year of this Agreement, having regard to the Master Corporation's financial position and current market conditions for like positions with the intention of increasing the base fee in recognition of performance in achieving business objectives and market comparable rates for like positions.

5.6The Consultant may receive annual or other bonuses based on performance criteria or other criteria, to be determined and paid by the Corporation in its sole and unfettered discretion.

ARTICLE VI - INCENTIVE OR BONUS FOR COMMERCIAL MINE

6.1Consultant shall receive a bonus (the “Bonus”) of the issuance of 5% of the Common Shares of the Master Corporation issued and outstanding on a non-diluted basis as of the date of the payment of the bonus upon and only in the event of the discovery by the Corporation of a major mineral resource deposit in any of  the properties currently held or acquired in the future that is of a sufficient size and value to support the commercial extraction and shipment of ore for the purpose of earning revenue (but excluding the extraction and shipment of ore for testing purposes).  This provision does not apply to properties acquired in the future and which have been identified, acquired, explored and commercialized without any involvement on the part of the Consultant or its servants or agents in any of those steps

6.2The determination of whether the threshold for the Bonus as set out in this Article has been met will be by mutual agreement between the parties, failing which the Dispute Resolution Provisions shall apply.

Page - 5

6.3This provision shall survive the termination of this Agreement.

6.4The Parties acknowledge and agree that the Bonus is subject to receiving all necessary regulatory approvals for the issuance of the stock.

ARTICLE VII - CONSULTANT BENEFITS

7.1Consultant shall be designated as an affiliate of the Master Corporation by way of endorsement or otherwise under any insurance plan or other benefit plan such that employees of Consultant and her or his family members shall be covered by the plan at the expense of the Master Corporation.

ARTICLE VIII - EXPENSES

8.1Master Corporation will fully reimburse Manager for all reasonable expenses incurred by Manager which are necessary or incidental to the discharge of the Services or have been made as agent for and on behalf of Master Corporation, excluding any expenses by Manager for costs reasonably allocated to Master Corporation in relation to providing the Services.

8.2Master Corporation shall pay Consultant for expenses incurred by  Consultant in relation to the services of senior representatives of Consultant and the cost of additional staff to provide the Services shall increase the monthly fee as set out above or shall be included in the base management fee by an amount to be agreed upon by the Parties.

8.3For greater certainty, Master Corporation shall pay directly those specified costs agreed upon by the Parties hereto from time to time, particularly in relation to the costs of telecommunications, office, vehicle, business travel and related expenses for Consultants’ employees who are providing services to Master Corporation.

8.4Consultant agrees to keep an accurate record of disbursements spent on the matters and affairs of the Master Corporation and it shall submit such reports or expense claims to the Master Corporation as it may direct or require at the times and in the manner prescribed by the Master Corporation from time to time.

8.5The Master Corporation shall reimburse Consultant for all expenses reasonably incurred with respect to the provision of the Services as set forth in this Agreement.  Such expenses may include the following:

Page - 6

(a)Operating Expenses, including telecommunications, office and vehicle,
(b)Travel Expenses;
(b)Expenses for development of the business of the Master Corporation;

and Consultant shall submit supporting vouchers as evidence of such expenses.

8.6.The Master Corporation agrees to pay all fees and do all such things as may be required for it to obtain and maintain such licences or permits, if any, as are necessary to carry on business in the Province of Newfoundland and Labrador or elsewhere in Canada and the U.S.A.

8.7Master Corporation shall arrange Worker’s Compensation coverage to the extent necessary for Consultant (as an affiliate or otherwise) and designated persons performing this Agreement within the Province of Newfoundland and Labrador (or wherever work is to be performed), at Master Corporation’s cost or reimbursement to Consultant of such costs.

ARTICLE IX - CONFIDENTIALITY

9.1Wolverine Proprietary & Confidential Information includes all information belonging to Wolverine, including, without limitation:

1.All information relating to Wolverine, whether disclosed or received by conversation, written or document form, object or sample form, or by observation and inspection, and whether or not such information is expressly marked as "confidential", and regardless of the form or medium in which such information is contained;

 2.All information relating to resource property and mineral exploration in Labrador, Canada, or anywhere in the world, by Wolverine, including without limitation mineral locations and finds, ground and aerial exploration results, drill results, assays, topographical information, ore body delineations, exploration programs, subsequent expansion, exploration, developments and improvements thereof; and the mineral exploration business and expansion plans, opportunities and methods of Wolverine for all purposes whatever;

3.Any development, improvement, enhancement or combination of any resource property, mineral exploration, or intellectual property which in any way relates to the business of Wolverine or may constitute a future business opportunity of Wolverine made or discovered by Receiving Party in whole or in part during the applicability of this Confidentiality Agreement;

Page - 7

4.All project costing, supplier arrangements, alliances, business plans, budgets, unpublished financial statements, licences, prices and costs, suppliers and customers, business advisors, business counsel, business partners, business agents and business contacts financial and fiscal information related thereto or to the business, holdings and structure of Wolverine;

5.Any trade secret or other secret including, but not limited to all customer and prospect lists, shareholder lists, patents, patent applications pending, technical information, raw material data, product specifications, processes and designs, operating and production data, marketing strategies and data, calculations, instructions, manuals, techniques and know-how, and

6.All information and know-how used by Wolverine which is being, has been or may be used in or developed for use in its business carried on by Wolverine now or hereafter or which arises in connection with a business opportunity of Wolverine, including resource property, mineral exploration, mining and extraction, financial or marketing information and customer or contact lists or shareholder lists of whatever nature in whatever form.

For greater certainty, Wolverine Proprietary & Confidential Information does not include:

7.information that the recipient can show by written evidence was in the public domain at the date hereof otherwise then through an act or omission of the recipient; or

8.information that the recipient can show by written evidence has entered the public domain after the date hereof otherwise then through an act or omission of the recipient.

9.2Wolverine Proprietary & Confidential Information shall not be excluded by virtue of the foregoing merely because individual elements of the Confidential Information are within the above noted exceptions;

Page - 8

9.3The Consultant hereby undertakes and agrees:

(a)not to use the Wolverine Proprietary & Confidential Information for any purpose other than the performance of its obligations hereunder;

(b)not to disclose the Wolverine Proprietary & Confidential Information to any Party, except as may be necessary or incidental to the performance of its obligations hereunder;

(c)to hold the Wolverine Proprietary & Confidential Information in trust for the Master Corporation and to keep the Wolverine Proprietary & Confidential Information in absolute and strictest confidence; and

(d)to protect the Wolverine Proprietary & Confidential Information from inadvertent or unauthorized disclosure, access or use.

9.4The provisions of this Article shall survive termination of this Agreement.

ARTICLE X - ASSIGNMENT

10.1Master Corporation is not entitled to assign or transfer the whole or any part of this Agreement, without the written consent of the Consultant.

10.2Consultant may subcontract all or any portion of the Services without the consent of Master Corporation.

ARTICLE XI - TERMINATION

Termination By Agreement
11.1The parties may by mutual consent terminate this Agreement at any time for any reason.

No Termination Until After Minimum Term
11.2The Master Corporation hereby covenants and agrees that it shall not terminate this Agreement prior to February 28, 2010 for any reason whatever.

11.3If the Master Corporation purports to do so it shall forthwith pay for such termination (exclusive of and always subject to the survival of the grant of stock options and warrants to the Consultant and its representatives and the Bonus) as liquidated damages and not as a penalty the aggregate of all amounts, which are hereby accelerated as immediately due and payable, hereunder for the period to and including February 28, 2010 or such later date as the parties may have agreed to extend the minimum term of this Agreement.  All stock which is the subject matter of options granted or to be granted shall be issued to the Consultant or to its representatives according to their respective interests, as fully paid and non-assessable without further cost to them, and where the stock is not, for whatever reason, not able to be issued forthwith, then the Master Corporation shall hold same or an equivalent value in cash or other assets in trust for the sole use and benefit of the Consultant or its representatives, and a security interest is hereby granted in all assets of the Master Corporation and its Affiliates for the due payment hereof.

Page - 9

11.4At the option of the Master Corporation, after February 28, 2010, and not before, the Master Corporation, subject to the grant of stock options and warrants to the Consultant and its representatives and the Bonus, has the option to terminate this Agreement and the Consultant shall be entitled to the sum of $180,000 as liquidated damages but no further payment in respect of termination or otherwise and all obligations of the Master Corporation shall then cease and terminate.

Automatic Termination by Master Corporation Without Notice
11.5The Master Corporation at any time shall be entitled to terminate this Agreement forthwith for any of the following reasons, without prior notice, on the basis that  it is detrimental to the well being, reputation, and goodwill of the Master Corporation or its Affiliates, and in such event the Consultant shall be entitled to the base fee and reimbursement of expenses, and no other amounts, calculated up to the date of termination as provided in this Agreement, and the Consultant shall not be entitled to any further notice or compensation:

(a)a final conviction for dishonesty of, or theft or fraud by, any designated person representing the Consultant, whether related to the business of the Master Corporation or not; or

(b)a final conviction or determination by a third party tribunal having jurisdiction in respect of sexual harassment or discrimination by the Consultant in respect of her employment.

Termination Upon Default After Notice to Cure
11.6Subject to the other provisions hereof respecting termination, if there is an alleged breach of this Agreement by either Party, the other Party, if it chooses to rely on such alleged breach, shall give written notice to the breaching Party of termination by reason of such breach with particulars of the alleged breach and what specific corrective or curative action is required of the Party allegedly in breach, and this Agreement shall terminate thirty (30) days after delivery of the notice, provided such breach or default has not then been cured by the Party receiving the notice in the reasonable and objective opinion of the Party giving the notice.

Page - 10

11.7In particular, the Consultant shall have the right to terminate this Agreement at any time upon the failure of the Master Corporation after the above notice to cure a default in respect of any one or more of the following:

(a)upon the failure of the Master Corporation to obtain and maintain any permits or licences required by law; or

(b)upon the failure of the Master Corporation to make any proper payment to Consultant, if as and when required.

11.8Failure by a Party to rely on the provisions of any above paragraph respecting termination in any given instance or instances shall not constitute or be deemed a waiver in any circumstance whatever unless expressly in writing to that effect.

ARTICLE XII -  PROPERTY

12.1The Consultant acknowledges that all items of property belonging to the Master Corporation of every nature or kind created or used by the Consultant pursuant to this Agreement, or furnished by the Master Corporation to the Consultant, including all equipment, credit cards, customer and contact lists, books, records, reports, files, manuals, computer discs, literature, confidential information or other material, and also including all copies thereof or summaries or information derived therefrom, and in paper, electronic or any other medium whatever, shall remain and be considered the exclusive property of the Master Corporation at all times and shall be surrendered to the Master Corporation, in complete and good condition, promptly on the termination of this Agreement irrespective of the time, manner or cause of the termination.

12.2All property belonging to or furnished by or on behalf of the Consultant shall remain and be considered the exclusive property of the Consultant.

Page - 11

ARTICLE XIII -  INDEMNITY

13.1.Subject to paragraph 13.2, the Consultant:

(a)is and shall be liable for; and

(b)does indemnify and save harmless the Corporation and its Affiliates of, from and against,

any and all losses, which the Corporation may suffer, sustain, incur, pay or be liable for, arising out of, relating to, in consequence of or in any way connected to breaches of the terms of this Agreement by the Consultant.

13.2Consultant hereby agrees to indemnify the Master Corporation against all direct loss or damage, excluding consequential or punitive damages, arising from any breach of the Consultant’s covenants set out herein, not exceeding the amount paid hereunder to Consultant in the calendar month in which the loss occurred and any purported continuing or series of loss shall be deemed only to have occurred in and for the first month of occurrence and no longer.

13.3.The Corporation:

(a)is and shall be liable for; and

(b)does indemnify and save harmless the Consultant, from and against,

any and all Losses, which the Consultant may suffer, sustain, incur, pay or be liable for, arising out of, relating to, in consequence of or in any way connected to breaches of the terms of this Agreement by the Corporation.

ARTICLE XIV -  GENERAL TERMS AND CONDITIONS

14.The General Terms and Conditions of Schedule A shall apply as if set out herein.

ARTICLE XV -  DISPUTE RESOLUTION

Dispute Resolution Provisions Including Binding Arbitration
15.In the event of dispute the Parties agree to submit such issues for resolution in accordance with AND SUBJECT TO THE DEADLINES OF the Dispute Resolution provisions set out in Schedule B hereto, and shall proceed through each of the following three steps in order as far as necessary to resolve the dispute, subject to the complainant’s right at any time to withdraw its complaint; the three successive steps are:

Page - 12

(a)senior level settlement negotiation as set out in Part I of Schedule B below,

(b)interest-based mediation as set out in Part I of Schedule B below, and failing resolution, then

(c)arbitration, which shall be final and binding upon the Parties without appeal and without resort to the Court upon any grounds whatever, such as questions of law or mixed fact and law, including not challenging the jurisdiction of the arbitrator upon any grounds whatever, such arbitration process to be in the form and manner set out in Part II of Schedule B below.

IN WITNESS WHEREOF the Master Corporation has hereunder affixed its seal by its proper officer duly authorized in that behalf and Consultant has hereunto affixed its hand and seal the day first written above.

SIGNED, SEALED)
AND DELIVERED)

WOLVERINE EXPLORATION INC.

Per:/s/ Lee Patrick Costerd
_________________________________
Lee Patrick Costerd, By Its President

TEXADA CONSULTING INC.

Per:/s/ Deirdre M. A. Lynch
_________________________________
Deirdre M. A. Lynch, President

Page - 13

SCHEDULE A

GENERAL TERMS AND CONDITIONS

A.1Interpretation:  Wherever the singular or masculine is used in this Agreement the same shall be interpreted as including the plural, feminine or neuter wherever the context so requires.  The captions and headings are inserted for convenience of reference only, form no part of this Agreement and in no way define, describe or limit the scope or intent of this Agreement or any provision hereof.

A.2Further Acts:  In order to fulfill the intent of the Parties hereto, they shall execute from time to time all reasonable documents and do all such things as may be necessary or desirable to more completely and effectively carry out the terms and intentions of this Agreement, to implement it in all respects, or to fulfil consequential aspects thereof, which any other Party may request from time to time at the expense, if any, of the Party so requesting.  Further, the parties shall cause the corporate parties to act in the manner contemplated by this Agreement and, to the extent permitted by law, cause the Board of Directors so to act.

A.3Severability:  If a Court or duly constituted arbitrator would declare that all or any portion of the provisions of this Agreement are void or unenforceable in the circumstances, this Agreement shall, automatically and without further act on the part of the Parties hereto, be reduced in scope to such an extent as to be valid and enforceable in the circumstances.  The invalidity of any provision of this Agreement or any covenant contained herein on the part of any Party shall not affect the validity of any other provision or covenant herein, which shall remain in full force and effect.

A.4Governing Law:  This Agreement shall be governed by and construed pursuant to and in accordance with, including the enforcement thereof, the laws of the Province of British Columbia and the laws of Canada applicable therein.   The Parties hereby irrevocably exclude the jurisdiction of the courts anywhere in respect of the interpretation of this agreement in favour of exclusive arbitration.   The enforcement of an arbitral award may be in the courts of any jurisdiction where the judgment debtor has assets.

A.5Recitals:  The recitals hereto are incorporated herein as part of this Agreement.

A.6Entire Agreement; No Oral Agreements:  This written Agreement comprises the entire agreement.  There are no verbal or oral or other agreements, memoranda, understandings, representations, conditions, warranties, statements, promises or collateral agreement (collectively herein called “Statements”) of any kind  by and between the Parties, except as expressly set forth in this Agreement, and if there are any such Statements, they are superseded and wholly replaced by whatever appears in this Agreement. The execution of this Agreement has not been induced by, nor do any of the Parties hereto rely upon or regard as material, any Statements whatever except to the extent expressly stated herein in writing.

Page - 14

A.7Default:  Upon a default under this Agreement, each nondefaulting party shall have such remedies as may be available at law and in equity, including specific performance, subject to the Dispute Resolution provisions of Schedule B.

A.8Amendment of this Agreement:  Any amendment or modification of this Agreement or additional obligation assumed by any Party in connection with this Agreement shall be binding only if evidenced in writing signed by each Party or an authorized representative of each Party.  Any alteration, amendment or qualification of this Agreement shall be null and void and shall not bind any Party unless made in writing and signed or initialled by the Parties.

A.9Notice:  All notices contemplated or required to be given hereunder shall be effective if sent by prepaid mail, facsimile transfer or delivered personally to any of the Parties at the address of that Party last known to the other Party from time to time, or at such other address as the Party to whom such notice is to be given otherwise directs in writing. Any notice delivered aforesaid shall be effective on the date of facsimile transfer or delivery and any notice mailed as aforesaid shall be effective three (3) business days after the mailing thereof, provided that where interruption of mail services is likely by reason of any strike or other labour dispute, notice shall be by personal delivery only to the person or to the address as aforesaid.  For purposes hereof the Parties address for service of notice hereunder is as follows:

Wolverine Exploration Inc.

Attention:  Lee P. Costerd, President

Texada Consulting Inc.
1450 Palmerston Avenue
West Vancouver, BC V7T 1H7
Attention:  Deirdre Lynch, President

A.10Waiver:  Any waiver of any term, provision or condition of this Agreement to be effective must be in writing and signed by the Party waiving such term, provision or condition stating with specificity the particular provision or provisions being waived and for what event or period of time.  No waiver of any one or more provisions shall be deemed to be a further waiver or continuing waiver of such terms, provisions or conditions or any other term, provisions or conditions unless the waiver specifically so states.

Page - 15

A.11Warranty of Authority:  Any such execution is a representation and warranty to the other Party that the Party so signing has full authority in all requisite capacities to do so.  In the event of any loss or damage suffered by a Party due to this representation or warranty being untrue, whether innocent or otherwise, then the Party causing the harm shall indemnify the other Party in respect of all loss or damage, and reasonable costs and expenses connected therewith.

A.12Time:  Time is of the essence of each provision of this Agreement, including the Dispute Resolution Provisions of Schedule B.

A.13Force Majeure:  No right of any party hereto shall be prejudiced by events beyond a party’s reasonable control including without limitation pressures or delays from outside parties, labour disputes, the exigencies of nature, governments, regulatory authorities and acts of God, particularly as they may affect the performance of this Agreement but excluding the want of funds.  All times herein provided for shall be extended by the period necessary to cure any such event and the party affected shall use all reasonable means to do so promptly.

A.14Counterparts and Fax Copies:  This Agreement may be executed in counterparts and may be delivered by fax copies thereof and when the whole is so executed and delivered it shall constitute a valid and binding agreement among the Parties so executing and delivering the agreement effective as of the Effective Date.  Fax Signatures shall be deemed to be accepted as original.

A.15No Partnership, etc.:  Nothing in this Agreement shall be deemed in any way or for any purposes to constitute any party a partner of, or a member of a joint venture or joint enterprise with, any other party to this Agreement in the conduct of any business or otherwise.

A.16No Assignment Permitted:  No Party to this Agreement shall assign, sell or otherwise transfer or encumber this Agreement, or any of the rights, obligations or interests arising hereunder, without the prior written consent of all of the other Parties.

A.17Enurement:  This Agreement shall be binding upon and enure to the benefit of the Parties and their respective heirs, representatives, successors and permitted assigns.

Page - 16

SCHEDULE B
DISPUTE RESOLUTION PROVISIONS INCLUDING BINDING ARBITRATION

NOTE:  THIS ARTICLE CONTAINS LIMITATION PERIODS AND LIMITS ALL REMEDIES TO THIS DISPUTE RESOLUTION PROCEDURE WITHOUT ANY RIGHT TO LITIGATE IN COURT

B.1Dispute Resolution Provisions Including Binding Arbitration:  In the event of dispute in respect of any matter between the Parties in respect of

(a)this Agreement

(b)or any collateral agreement pertaining to or materially affecting the Parties, or

(c)the business of the Master Corporation,

they agree to submit such issues for resolution in accordance with AND SUBJECT TO THE DEADLINES OF the Dispute Resolution Provisions set out in this Schedule B, and shall proceed through each of the following three steps in order as far as necessary to resolve the dispute, subject to the complainant’s right at any time to withdraw its complaint.  The three successive steps are:

(a)senior level settlement negotiation as set out in Part I of this Schedule B,

(b)mediation as set out in Part I of this Schedule B, and failing resolution then

(c)arbitration, which shall be final and binding upon the Parties without appeal and without resort to the Court upon any grounds whatever, such as questions of law or mixed fact and law, including not challenging the jurisdiction of the arbitrator upon any grounds whatever, such arbitration process to be in the form and manner set out in Part II of this Schedule B.

B.2Limiting Rights:  The Parties acknowledge and agree that they each are limiting all of their rights of review, interpretation and decision to final and binding arbitration and have no other recourse to resolve any dispute or controversy between them arising out of or connected with this Agreement.  They do so knowing that they may be giving up substantial rights in favour of speedy, inexpensive and certain resolution of any dispute among them, such prompt and certain resolution being most desirable according to the interests of each.  Further, the language of this provision and that of the Dispute Resolution provisions shall not be construed or interpreted in favour of or against any Party on the basis of authorship or draftsmanship, it being agreed that this provision and the Dispute Resolution provisions comprise an instrument resulting from the common desire and effort of all of the Parties.

Page - 17

B.3PART ISenior Level Settlement Negotiation and Mediation

The following shall be attempted prior to any arbitration:
Senior Level Settlement Negotiation

(a)In the event of any dispute, controversy or claim (a “Dispute”) arising out of or in relation to this Agreement or any related agreement or subcontract specifically referred to in this Agreement, or the performance, non-performance, breach, termination, or invalidity hereof or thereof, the Dispute shall be the subject of an attempt at an amicable solution, for which purpose any Party may give WRITTEN AND DATED NOTICE to the other Parties (“DISPUTE NOTICE WITHIN THE LIMITATION TIME” or “Notice”), setting out:

(i)a concise description of the Dispute,
(ii)the position of such Party in respect thereof, and copies of any documents in support of that position;

(iii)details proposing a meeting among the principals of the Corporation or representatives of the shareholders, or their designees (the “Senior Officers”).  Such meeting shall be held in Edson, British Columbia or such other place as the Parties may agree for the purpose of resolving the Dispute, and

(iv)the following LIMITATION NOTICE, or equivalent:

THIS AGREEMENT CONTAINS A LIMITATION DEADLINE WITHIN WHICH TO MAKE CLAIMS AND RESOLVE DISPUTES IN:
DISPUTE RESOLUTION PROVISIONS INCLUDING BINDING ARBITRATION.

The Dispute Resolution process replaces litigation and has three steps which must be done or attempted in order:  section B.1, B.2., B.4.1(b).

1.The first step is Senior Level Settlement Negotiation:  section B.3 PART I (a).
The key document WHICH MUST BE DONE TO START THIS AND ALL LATER STEPS, and which must be within time, is the “Dispute Notice Within The Limitation Time”.  This written Notice also suspends the time limitation deadline while the parties are trying to resolve the dispute so no advantage can be gained by delaying tactics:  section B.3 (a).  A sample form of the Notice is in the final Exhibit to the Agreement at the last page of the Agreement.

Page - 18

2.The second step is non-binding Interest-Based Mediation: section B.3 PART I (b) & (c).  If the Senior Level Settlement Negotiation does not resolve matters the Claimant may choose to quit or to mediate.

3.The third step is binding Arbitration:  Part II, section B.4.
Section B.4.2 provides two deadlines for demanding Arbitration:
(a)within 30 days after the conclusion of the Mediation (B.4.2(a)), which presumably did not lead to a successful negotiated settlement or Arbitration would not be necessary; and
(b)not later than SIX (6) MONTHS after the later of
(i)when the claim arose and
(ii)when it was known OR REASONABLY OUGHT TO HAVE BEEN KNOWN by the Claimant.

This six-month period is automatically extended for whatever time it has taken from the date of service of the “Dispute Notice Within The Limitation Time” to start Senior Level Settlement Negotiation until the conclusion of the unsuccessful Mediation.

Within 15 days after delivery of the Notice, each receiving Party shall submit to the other Parties a written response, setting forth the position of the receiving Party in respect of the Dispute and providing copies of any supporting documentation.

(b)If such meeting is called, the meeting shall take place within 30 days of its being requested.  If such meeting does not take place within such 30 days or if within 15 days after such meeting the Senior Officers have not resolved the Dispute, then the Dispute shall, upon the written request of any Party, be referred to mediation in accordance with subsection (c) hereof or, failing any such resolution by mediation, settled by arbitration in accordance with the remaining provisions of this Article.

Page - 19

Interest-Based Mediation

(c)If a Party requests that a Dispute be referred to mediation, there shall be one qualified, experienced mediator who shall be impartial and shall be independent of and have had no financial connection with any Party.  Should the services of an appointing authority be necessary, the appointing authority shall be a Justice of the Supreme Court of British Columbia.

The Parties shall have 15 days from the date of the request of mediation to agree among themselves on the appointment of the mediator.  If, after such 15 day period, the Parties have not agreed on such appointment then a Justice of the Supreme Court of British Columbia shall appoint the mediator.  The mediator may not serve as an arbitrator in any arbitration of the Dispute.  The mediation result, if any, is not binding unless and until such agreement is reduced to writing signed by all Parties thereto.

(d)All negotiations, including any offers of settlement or compromise, undertaken pursuant to this Part I shall be on a “without prejudice” basis and shall not be admissible in any subsequent arbitration or other proceeding.

B.4Part IIBinding Arbitration
No matter maybe submitted to arbitration until Part I has been complied with and mediation has either failed or been waived expressly in writing or by necessary implication from the conduct of the party adverse in interest to the party seeking arbitration.

B.4.1Matters to be Submitted to Arbitration:

(a)One or more Parties may demand arbitration or answer the demand for arbitration.  All disputes and controversies of every kind and nature between the Parties to this Agreement arising out of an occurrence or event or omission in respect of this Agreement and the matters set out in Article XV hereof, including matters of jurisdiction, questions of fact, law or mixed fact and law and as to the existence, construction, validity, interpretation or meaning, performance, non-performance, enforcement, operation, breach, continuance or termination thereof shall be decided by arbitration.  The arbitration shall be conducted under the Arbitration Rules of the United Nations Commission on International Trade Law Model Law ("UNCITRAL - Model Law" or "Arbitration Rules") as they read on the date of this Agreement except to the extent that the rules are inconsistent with or in conflict with any terms of this provision, in which event such terms of this provision shall prevail.  The arbitration shall be the sole and exclusive forum for resolution of the Dispute.  Judgment on the arbitral award may be entered by any court having jurisdiction over a Party or any of a Party's assets.

Page - 20

(b)Each Party shall not have or retain any right to appeal any question whatever to the courts, including matters of jurisdiction or questions of law or mixed fact and law, even if the award appears in the opinion of one Party to be wholly perverse, it being the intent that the arbitrators award is final and binding in respect of all legal or equitable action or proceeding of any nature whatever, without appeal or resort to the court.

(c)The agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law.  The award rendered by the arbitrator shall be final and judgment may be entered upon it in any court having jurisdiction thereof.

B.4.2Procedure
B.4.2.1 Demand for Arbitration:  Notwithstanding any provision of this Agreement, any Party may demand such arbitration in writing
(a)within thirty (30) days after the conclusion of interest-based mediation pursuant to Part I, and provided that
(b)it is not later than six (6) months after the later of when the claim arose and when it was known or reasonably ought to have been known, which demand shall include
1.the name and curriculum vitae of the arbitrator nominated by the Party demanding arbitration,
2.a statement of the matter in controversy,
3.a statement of the detailed issues to be resolved,
4.a statement of the relief or result sought from the arbitrator,
5.a summary of the evidence, both documentary (with copies) and verbal reduced to writing, plus the time elapsed since giving the Notice,
6.the reasons therefor, and
7.a summary of the law relied upon and copies of all authorities and references.

B.4.2.2 Answer and Selection of Arbitrators:  Within fifteen (15) days after such demand, the other Party shall answer, which answer shall include:

1.the name and curriculum vitae of the arbitrator nominated by the Party answering the demand for arbitration,
2.a statement of the matter and any additional matter in controversy,
3.a statement of the detailed issues and any additional issues to be resolved,
4.a statement of the relief or result sought from the arbitrator,
5.a summary of the evidence, both documentary and verbal reduced to writing,
6.the reasons therefor, and
7.a summary of the law relied upon and copies of all authorities and references;

Page - 21

or in  default of such nomination of an arbitrator, such arbitrator shall be selected by a Justice of the Supreme Court of British Columbia.  The two arbitrators selected shall thereafter name a third arbitrator within ten (10) days or, in lieu of such agreement on a third arbitrator by the two arbitrators so appointed, a third arbitrator shall be selected by a Justice of the Supreme Court of British Columbia.

B.4.2.3 Costs:  The arbitration costs and expenses of each Party shall be borne by each Party initially, and upon rendering their award, the arbitrators may in their discretion include a provision for payment of costs and expenses of arbitration to be paid by one or both of the Parties as the arbitrators deem just.

B.4.2.4 Hearing, Interim Relief and Award:  The arbitration hearing shall be held at Edmonton, British Columbia upon ten (10) days notice to the Parties, and the arbitrators shall make an award within forty-five (45) days after the hearing has completed and the arbitrators are hereby given authority by the Parties to prescribe the terms of any interim order respecting the standstill of the Parties or any action which would have the effect of preserving the assets or matters pending the making of an award, and such interim order shall be valid without appeal the same as extraordinary relief of a court enforceable by way of temporary or permanent injunction or mandamus once entered as an order or judgment of the court.

B.4.2.5 Arbitrator Not Bound by Strict Rules of Evidence:  The British Columbia rules of evidence shall govern the presentation of evidence at such hearing, except that the arbitrators are not bound by the strict rules of evidence at such hearing.

B.4.2.6 Purpose:  The arbitrators shall make their rulings and decisions in order to enforce the Agreement by its language, equity and fair dealing in matters of trade and commerce, irrespective of technicalities but not so as to modify the Agreement, other than the construction and interpretation thereof, and with the least possible delay and expenditure consistent with the comprehensive investigation of such controversy presented.

Page - 22

B.4.2.7 Witnesses:  The Parties shall be entitled to be heard in person or through counsel, and may produce witnesses for examination; and the arbitrators may, by subpoena, require any person to attend before them as a witness and to bring with him or her books, papers or information in any form whatever.

B.4.2.8 Records:  At the request and expense of any Party so requesting, the arbitrators may keep a complete record of all of the proceedings.

B.4.2.9 Private Matter:  The arbitration proceedings shall not be public.

B.4.3Award is Final and Binding:  An award rendered by a majority of the arbitrators appointed under and pursuant to this Agreement shall be final and binding on all Parties to the proceeding during the period of this Agreement or thereafter to the extent that the Agreement has covenants which survive the Agreement.

B.4.4Award Enforceable as Judgment:  Judgment on such award or interim order may be entered by either Party in a court of competent jurisdiction, state or federal, and jurisdiction for such is hereby agreed to and conferred to the extent necessary, without any right of appeal therefrom whatever.

B.4.5Agreement to Arbitrate is Bar to Suit or Action:  The Parties stipulate that this arbitration provision shall be a complete defense to any suit, action or proceeding instituted in any federal, provincial or local court or before any administrative tribunal with respect to any controversy or dispute arising during  the period of this Agreement or thereafter to the extent that the Agreement has covenants which survive the Agreement and which is arbitrable as set forth in this Agreement, it being the intent of the Parties hereto that no suit at law or in equity based on such dispute or controversy shall be instituted by either Party, except to enforce the award of the arbitrators.

B.4.6Arbitration Provisions Survive Termination:  The arbitration provisions hereof shall, with respect to such controversy or dispute, survive the termination or expiration of this Agreement.

Page - 23

B.4.7Lack of Arbitrators’ Authority to Modify Agreement:  Nothing contained in this arbitration provision shall be deemed or construed so as to give the arbitrators any authority, power, or right to alter, change, amend, modify, add to, or subtract from any of the provisions of this Agreement, other than to construe and interpret them.  This Agreement was drafted and reviewed by the mutual effort of both Parties and shall not be interpreted or construed against either Party on account of drafting.

B.4.8Governing Law:  It is agreed that this arbitration provision, like the whole of this Agreement,  shall be governed by and construed pursuant to and in accordance with, including the enforcement thereof, the laws of the Province of British Columbia and the laws of Canada applicable therein.

Page - 24